UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 12, 2003

DELPHAX TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	0-10691	41-1392000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 Whitewater Drive
Minnetonka, Minnesota		55343-9420

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 939-9000

SIGNATURE
EX-10.1 Second Amendment to Credit Agreement
EX-99.1 Press Release

Items 1, 2, 3, 4, 6, 8, 9, 10 and 11 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS AND REG FD DISCLOSURE.

On August 11, 2003, the Company entered into an amendment to the credit agreement with its bank lender. The amendment increases the lender’s revolving commitment from $10.5 million to $12.0 million, relaxes certain of the financial covenants in the credit agreement and waives defaults that would have existed under those financial covenants prior to the amendment. There was no change in the maturity date, interest rates or principal payment schedule for the loans under the credit agreement. The amendment is incorporated herein by reference as Exhibit 10.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Credit Agreement, dated August 11, 2003, by and among Delphax Technologies Canada Limited, the Company and Harris Trust and Savings Bank.
99.1	Press release issued August 12, 2003.

ITEM 12. REGULATION FD DISCLOSURE (Item 12. Disclosure of Results of Operations and Financial Condition).

     Pursuant to Item 12 of Form 8-K, Disclosure of Results of Operations and Financial Condition, Delphax Technologies Inc. hereby furnishes a press release, issued on August 12, 2003, disclosing material non-public information regarding its results of operations for the quarter ended June 30, 2003. The press release is also available on the Company’s website, which is www.delphax.com.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELPHAX TECHNOLOGIES INC.

By	/s/ Robert M. Barniskis

Robert M. Barniskis
Vice President and Chief Financial Officer

Dated: August 12, 2003

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